Exhibit (h)(8)

AMENDMENT TO FUND PARTICIPATION AGREEMENT

This Amendment is made this 7th day of March, 2012, by and between Neuberger Berman Advisers Management Trust (the “Trust”), Neuberger Berman Management LLC a Delaware limited liability company (the “Distributor”) and TIAA-CREF Life Insurance Company (the “Company”) a New York Insurance Company.

WITNESSETH:

WHEREAS, the Trust, the Adviser, the Distributor and the Company entered into a Fund Participation Agreement dated February 13, 2006, as amended (the “Agreement”); and

WHEREAS, the parties to the Agreement have determined to amend said Agreement to include the funds offered on the Company’s Separate Account VLI-2; and

WHEREAS, the parties desire to memorialize the amendment to the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement shall be amended as follows:

1. Appendix A to the Agreement is hereby deleted and replaced with a new Schedule A in the form attached hereto.

2. Appendix B to the Agreement is hereby deleted and replaced with a new Schedule B in the form attached hereto.

3. Except as provided herein, the terms and conditions contained in the Agreement shall remain in full force and effect.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date set forth above.

TIAA-CREF Life Insurance Company		Neuberger Berman Advisers Management Trust

By:
By:

Name:	Kevin Tiernan	Name:	Robert Conti

Title:	VP, Chief Admin Officer	Title:	President

Neuberger Berman Management LLC

By:

Name:	Robert Conti

Title:	President

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SCHEDULE A

The currently available Portfolios of the TRUST are:

AMT Small-Cap Growth Portfolio – S Class

AMT Growth Portfolio – I Class

AMT Guardian Portfolio – I and S Classes

AMT International Portfolio – S Class

AMT Mid-Cap Growth Portfolio – I and S Classes

AMT Partners Portfolio – I Class

AMT Regency Portfolio – I and S Classes

AMT Socially Responsive Portfolio – I and S Classes

AMT Balanced Portfolio – I Class

AMT Short Duration Bond Portfolio – I Class

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SCHEDULE B

EFFECTIVE March 7, 2012

TO THE

FUND PARTICIPATION AGREEMENT DATED February 13, 2006

The following Separate Accounts and Associated Contracts of TIAA-CREF Life Insurance Company are permitted in accordance with the provisions of the Participation Agreement to invest in the Designated Funds of the Neuberger Berman Advisers Management Trust shown in Schedule B.

NAME OF SEPARATE ACCOUNT: TIAA-CREF Life Separate Account VLI-1

CONTRACT(S):

•	Intelligent Life Variable Universal Life Insurance Policy

•	Intelligent Life Survivorship Variable Universal Life Insurance Policy

NAME OF SEPARATE ACCOUNT: TIAA-CREF Life Separate Account VA-1

CONTRACT(S):

•	Intelligent Variable Annuity Contract

NAME OF SEPARATE ACCOUNT: TIAA-CREF Life Separate Account VLI-2

CONTRACT(S):

•	M Intelligent Variable Universal Life Policy

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